SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2006
Waste Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12154 (Commission File Number)	73-1309529 (IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)
Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     Waste Management, Inc. (the “Company”) is scheduled to give presentations on Thursday, June 1, 2006 at the Credit Suisse First Boston Engineering and Environmental Services Conference in New York City from 8:00 to 8:40 a.m. EST and on Tuesday, June 6, 2006 at the JP Morgan Basics and Industrials Conference in New York City from 1:30 to 2:00 p.m. EST.
     David Steiner, Chief Executive Officer; Larry O’Donnell, President and Chief Operating Officer; and Bob Simpson, Chief Financial Officer, will give the Company’s presentations at the Credit Suisse conference and David Steiner and Cherie Rice, Vice President — Finance and Treasurer will give the Company’s presentations at the JP Morgan conference. Simultaneous webcasts of the presentations and related presentation materials will be posted to the Company’s website at www.wm.com, under the Investor Relations section. A web replay will be available on the website for two weeks after the presentations.
Item 8.01 Other Events
     On May 24, 2006, the Company filed a prospectus supplement pursuant to Rule 424 of the Securities Act of 1933, as amended, to its registration statement on Form S-3 (No. 333-97697) (the “Registration Statement”), to register the issuance of 8,139 shares of its common stock, par value $0.01 per share (the “Common Stock”), upon exercise of an outstanding warrant to purchase shares of Common Stock of the Company.
     The Company is filing a legal opinion issued in connection with the issuance of its shares of Common Stock as exhibit 5.1, to be incorporated by reference into the Registration Statement.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
5.1     Opinion of John S.Tsai

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: May 24, 2006	By:	/s/ Linda J. Smith
Linda J. Smith,
Corporate Secretary

Exhibit Index

Exhibit Number	Description

5.1	Opinion of John S. Tsai